Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3, as amended, of our report dated March 23, 2023 relating to the financial statements of Rail Vision Ltd. (the “Company”), appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co

Certified Public Accounts

A Firm in the Deloitte Global Network

Tel Aviv, Israel

July 6, 2023